                                                                    EXHIBIT 4.11



                     FIFTH AMENDMENT TO CREDIT AGREEMENT AND
                           LENDER'S CONSENT AND WAIVER


         THIS FIFTH AMENDMENT TO CREDIT AGREEMENT AND LENDER'S CONSENT AND WAIVER (this "Amendment") is dated effective March 31, 2003, by and between TYLER TECHNOLOGIES, INC., a Delaware corporation ("Borrower") and BANK OF TEXAS, N.A., a national banking association ("Lender").

                                   WITNESSETH:

         WHEREAS, Borrower and Lender entered into that certain Credit Agreement, dated February 27, 2002, pursuant to which Lender agreed to make the Loan (as therein defined) available to Borrower (as heretofore or hereafter amended, the "Credit Agreement")(each capitalized term used herein, but not otherwise defined shall have the same meaning given to it in the Credit Agreement); and

         WHEREAS, the Credit Agreement currently limits Letter of Credit Exposure to an amount not to exceed $5,000,000; and

         WHEREAS, Borrower has requested that Lender (i) increase the amount available for the issuance of Letters of Credit, (ii) consent to Borrower's repurchase of outstanding Borrower stock in excess of the $2,000,000 limit to which Lender previously consented pursuant to the Third Amendment to Credit Agreement, Second Amendment to Pledge and Security Agreement, and Lender's Consent and Waiver and Borrower's Acknowledgement dated effective January 10, 2003 by and among Borrower and Lender (the "Third Amendment") and (iii) allow Borrower to repurchase outstanding Borrower stock in an aggregate amount not to exceed $25,000,000; and

         WHEREAS, subject to the terms and conditions herein contained, Lender is willing to agree to such requests.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Borrower and Lender hereby covenant and agree as follows:

                         ARTICLE I - CONSENT AND WAIVER

SECTION 1.1 CONSENT TO REPURCHASE OF OUTSTANDING STOCK IN EXCESS OF AMOUNT PREVIOUSLY CONSENTED TO BY LENDER. The Credit Agreement provides, among other things, that, without the prior written consent of Lender, Borrower shall declare no Distribution nor make any Investment, prior to payment in full of the Obligations owed to Lender, and the termination of Lender's Commitment, under the Credit Agreement. Pursuant to the Third Amendment, Lender consented to Borrower's repurchase of outstanding Borrower stock in an aggregate amount not to exceed $2,000,000 (the "Second Targeted Repurchase"). The actual cost of the Second Targeted Repurchase equaled $3,270,663.49 (the "Actual Repurchase Cost"). Lender hereby consents to the Second Targeted Repurchase and waives any Default or Event of Default that may have occurred as a result of the amount of the Actual Repurchase Cost exceeding the amount previously consented to by Lender for the Second Targeted Repurchase.

SECTION 1.2 CONSENT TO REPURCHASE OF OUTSTANDING STOCK. The Credit Agreement provides, among other things, that, without the prior written consent of Lender, Borrower shall declare no Distribution nor make any Investment, prior to payment in full of the Obligations owed to Lender, and the termination of Lender's Commitment, under the Credit Agreement. Pursuant to the Second Amendment to Credit






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Agreement, first Amendment to Pledge and Security Agreement, and Lender's
Consent and Waiver dated effective September 30, 2002, by and among Borrower and Lender, Lender consented to Borrower's repurchase of up to 1,500,000 shares of the outstanding stock in Borrower during the period from August 15, 2002 to November 30, 2002 (the "First Targeted Repurchase"). As noted above, pursuant to the Third Amendment, Lender consented to the Second Targeted Repurchase. Borrower has requested Lender's consent to Borrower's repurchases of additional outstanding Borrower stock (i.e., Borrower stock in addition to and exclusive of the Borrower stock repurchased by Borrower in connection with the First Targeted Repurchase and the Second Targeted Repurchase) (the "Third Targeted Repurchases"), with the aggregate purchase price for all such Third Targeted Repurchases not to exceed $25,000,000. Lender hereby consents to the Third Targeted Repurchases; provided, however, that all such Second Targeted Repurchases occur prior to the occurrence of a Default or an Event of Default.

SECTION 1.3 LIMITATION ON CONSENT. The consents granted in this Amendment are limited to the foregoing actions and do not constitute a waiver of any required consent with respect to any other action.

                             ARTICLE II - AMENDMENT

SECTION 2.1 LETTERS OF CREDIT SUBLIMIT. Section 2.1(c) of the Credit Agreement is hereby deleted and restated in its entirety as follows:

                           (c) LETTERS OF CREDIT. During the Credit Period,
                  Lender agrees, subject to the terms and conditions set forth in this Agreement, to issue, upon request by Borrower, Letters of Credit for the account of Borrower (or a Guarantor designated by Borrower), provided, that, immediately after each such Letter of Credit is issued, the aggregate amount of the Letter of Credit Exposure plus Outstanding Advances shall not exceed the lesser of (a) the Borrowing Base and (b) $10,000,000. All amounts Lender is required to advance under any Letter of Credit shall be deemed an Advance hereunder and shall bear interest as provided herein, and Borrower shall be liable for all costs and expenses, including, but not limited to, attorney's fees and court costs, relating to such Letter of Credit, or any action related to such Letter of Credit, incurred by Lender in connection with such Letter of Credit.

SECTION 2.2 FINANCIAL STATEMENT REPORTING DATE. Section 8.1(a) of the Credit Agreement is hereby amended by changing the reporting period from "ninety (90) days" to "one hundred twenty (120) days".

SECTION 2.3 COLLATERAL AUDIT. Article VIII is hereby amended by adding the following new section after Section 8.12:

                  SECTION 8.13. COLLATERAL AUDIT. Assist Lender with Lender's audit of the Collateral, which audit or audits shall occur at Lender's discretion.

SECTION 2.4 FINANCIAL COVENANTS: TANGIBLE NET WORTH. Section 9.9(a) of the Credit Agreement is hereby deleted and restated in its entirety as follows:

                  (a) Tangible Net Worth on the last day of any fiscal quarter to be less than the sum of (i) $17,181,000.00, plus (ii) as of the end of each fiscal quarter beginning with the fiscal quarter ending June 30, 2003, the product of (A) ninety percent (90%) times (B) the consolidated net income of Borrower for such fiscal quarter, provided, that in no case



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                  shall such sum be less than the minimum Tangible Net Worth calculated hereunder for the previous quarter.

SECTION 2.5 CONTRIBUTIONS TO SWAN TRANSPORTATION COMPANY AND TPI OF TEXAS, INC..
Article IX is hereby amended by adding the following new section after Section 9.12:

                  SECTION 9.13. CONTRIBUTIONS TO EXCLUDED SUBSIDIARIES. Make any Investment in, including, but not limited to, cash contributions to, prior to the earlier of (a) the Termination Date, or (b) April 1, 2006, the Excluded Subsidiaries that exceeds an aggregate amount of $1,500,000.00.

                          ARTICLE III - MISCELLANEOUS

SECTION 3.1 CONDITION TO CLOSING; FURTHER ASSURANCES. As a condition to the closing of this Amendment, Borrower shall execute and deliver this Amendment and such other documents as may be necessary or as may be required, in the opinion of counsel to Lender, to effect the transactions contemplated hereby and continue the liens and/or security interests of all other collateral instruments, as modified by this Amendment. Borrower also agrees to provide to Lender such other documents and instruments as Lender reasonably may request in connection with the modification of the Loans effected hereby.

SECTION 3.2 CONTINUING EFFECT. Except as modified and amended hereby, the Credit Agreement and other Loan Documents are and shall remain in full force and effect in accordance with their terms.

SECTION 3.3 PAYMENT OF EXPENSES. Borrower agrees to pay to Lender the reasonable attorneys' fees and expenses of Lender's counsel and other expenses incurred by Lender in connection with this Amendment.

SECTION 3.4 BINDING AGREEMENT. This Amendment shall be binding upon, and shall inure to the benefit of, the parties' respective representatives, successors and assigns.

SECTION 3.5 NO DEFENSES. Borrower by its execution of this Amendment, hereby declares that it has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Loan, this Amendment or otherwise; and, to the extent any such setoffs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower.

SECTION 3.6 USURY SAVINGS CLAUSE. Notwithstanding anything to the contrary in this Amendment, the Note or any other Loan Document, or in any other agreement entered into in connection with the Note or securing the indebtedness evidenced by the Note, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under the Note or otherwise in connection with the Note shall under no circumstances exceed the maximum rate of interest permitted by applicable law. In the event the maturity of the Note is accelerated by reason of an election by the holder thereof resulting from a default thereunder or under any other document executed as security therefor or in connection therewith, or by voluntary prepayment by the maker, or otherwise, then earned interest may never include more than the maximum rate of interest permitted by applicable law. If from any circumstance any holder of any of the Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the maximum rate of interest permitted by applicable law shall be applied to the reduction of the principal amount owing on such Note or on account of any other principal indebtedness of the maker to





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the holders of such Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal thereof and such other indebtedness, the amount of such excessive interest that exceeds the unpaid balance of principal thereof and such other indebtedness shall be refunded to the maker. All sums paid or agreed to be paid to the holder of the Note for the use, forbearance or detention of the indebtedness of the maker to the holder of such Note shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full for the purpose of determining the actual rate on such indebtedness is uniform throughout the term thereof.

         The terms "maximum amount" or "maximum rate" as used in this Amendment or the Note, or in any other agreement entered into in connection with the Note or securing the indebtedness evidenced by the Note, whether now existing or hereafter arising and whether written or oral, include, as to Chapter 303 of the Texas Finance Code (and as same may be incorporated by reference in other statutes of the State of Texas), but otherwise without limitation, that rate based upon the "weekly ceiling"; provided, however, that this designation shall not preclude the rate of interest contracted for, charged or received in connection with the Loan from being governed by, or construed in accordance with, any other state or federal law.

SECTION 3.7 COUNTERPARTS. This Amendment may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument, it being understood and agreed that the signature pages may be detached from one or more of such counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

SECTION 3.8 CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF TEXAS.

SECTION 3.9 ENTIRE AGREEMENT. This Amendment, together with the other Loan Documents, contain the entire agreements between the parties relating to the subject matter hereof and thereof. This Amendment and the other Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

         THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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         IN WITNESS WHEREOF, this Amendment is executed effective as of the date first written above.

                            LENDER:

                            BANK OF TEXAS, N.A., a national banking association


                            By:
                                 ----------------------------------------------
                                              Mark Wade
                                              Senior Vice President


                            BORROWER:


                            TYLER TECHNOLOGIES, INC. a Delaware corporation


                            By:
                                 ----------------------------------------------
                                              Brian K. Miller,
                                              Vice President-Finance



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FIFTH AMENDMENT (TYLER)

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                              CONSENT OF GUARANTORS

          Each of the undersigned Guarantors hereby acknowledges and consents to the foregoing amendment and expressly acknowledges and agrees that (a) its Guaranty shall guaranty, and the Security Agreement executed by it shall secure, the Loan as amended hereby, and (b) except as may be modified to incorporate the terms of this Amendment, the Guaranty of the other Loan Documents to which it is a part, are and shall continue in full force and effect.

         IN WITNESS WHEREOF, each of the Guarantors has caused this Consent to be duly executed by its authorized officer.

                                   GUARANTORS:

                                   COLE LAYER TRUMBLE COMPANY, a
                                   Delaware corporation


                                   By:
                                       ----------------------------------------
                                            Brian K. Miller,
                                            Vice President-Finance

                                   Address: c/o Tyler Technologies, Inc.
                                   5949 Sherry Lane, Suite 1400
                                   Dallas, Texas  75225
                                   Attention:  Treasurer
                                   Fax: (214) 547-4041


                                   EAGLE COMPUTER SYSTEMS, INC., a
                                   Delaware corporation


                                   By:
                                       ----------------------------------------
                                            Brian K. Miller,
                                            Vice President-Finance

                                   Address: c/o Tyler Technologies, Inc.
                                   5949 Sherry Lane, Suite 1400
                                   Dallas, Texas  75225
                                   Attention:  Treasurer
                                   Fax: (214) 547-4041




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                                   FUNDBALANCE, INC., a
                                   Delaware corporation


                                   By:
                                       ----------------------------------------
                                            Brian K. Miller,
                                            Vice President-Finance

                                   Address: c/o Tyler Technologies, Inc.
                                   5949 Sherry Lane, Suite 1400
                                   Dallas, Texas  75225
                                   Attention:  Treasurer
                                   Fax: (214) 547-4041


                                   INTERACTIVE COMPUTER DESIGNS, a
                                   Texas corporation


                                   By:
                                       ----------------------------------------
                                            Brian K. Miller,
                                            Vice President-Finance

                                   Address: c/o Tyler Technologies, Inc.
                                   5949 Sherry Lane, Suite 1400
                                   Dallas, Texas  75225
                                   Attention:  Treasurer
                                   Fax: (214) 547-4041


                                   MUNIS, INC., a Maine corporation


                                   By:
                                       ----------------------------------------
                                            Brian K. Miller,
                                            Vice President-Finance

                                   Address: c/o Tyler Technologies, Inc.
                                   5949 Sherry Lane, Suite 1400
                                   Dallas, Texas  75225
                                   Attention:  Treasurer
                                   Fax: (214) 547-4041





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                                   NATIONSDATA.COM, INC., a
                                   Delaware corporation


                                   By:
                                       ----------------------------------------
                                            Brian K. Miller,
                                            Vice President-Finance

                                   Address: c/o Tyler Technologies, Inc.
                                   5949 Sherry Lane, Suite 1400
                                   Dallas, Texas  75225
                                   Attention:  Treasurer
                                   Fax: (214) 547-4041


                                   THE SOFTWARE GROUP, INC., a
                                   Texas corporation


                                   By:
                                       ----------------------------------------
                                            Brian K. Miller,
                                            Vice President-Finance

                                   Address: c/o Tyler Technologies, Inc.
                                   5949 Sherry Lane, Suite 1400
                                   Dallas, Texas  75225
                                   Attention:  Treasurer
                                   Fax: (214) 547-4041


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